UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2024

IMMIX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41159	45-4869378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Address of principal executive offices)

(310) 651-8041

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below, including the description of the Merger Shares (as defined below), are incorporated by reference into this Item 3.02. The offer and sale of the Merger Shares were exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing offer, sales and issuances did not involve a public offering, the recipients have confirmed that they are “accredited investors”, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 8.01. Other Events.

On May 20, 2024 (the “Effective Time of the Merger”), Nexcella, Inc., a Delaware corporation (“Nexcella”), which was formerly a majority-owned subsidiary of Immix Biopharma, Inc. (“Company”), was merged (the “Merger”) with and into the Company, with the Company as the surviving corporation. The Merger was effected pursuant to Section 253 of the Delaware General Corporation Law (“DGCL”) when the Company filed a Certificate of Ownership and Merger (“Certificate of Merger”) with the Secretary of State of the State of Delaware. Immediately prior to the Merger, the Company owned greater than 95% of outstanding common stock on a fully diluted basis of Nexcella, par value $0.0001 per share (the “Nexcella Shares”), and 100% of the outstanding shares of each other class of capital stock of Nexcella. Under the DGCL, the only approval required was that of the Company’s Board of Directors for the Merger to become effective. As a result of the Merger, Nexcella ceased to exist and all assets, operations and other property and rights of Nexcella have been succeeded to by the Company. Pursuant to the terms of the Certificate of Merger, as a result of the Merger, each of the outstanding Nexcella Shares (other than Nexcella Shares held by the Company) were converted, into common stock of the Company (“Company Merger Shares”). In connection with the Merger, the Company issued 989,876 shares of its common stock to the former stockholders of Nexcella (other than shares held by the Company) (including Company common stock issued to third-party cash investors in Nexcella) (the “Merger Shares”). In addition, the Company issued to the former participants in the Nexcella 2022 Equity Incentive Plan 275,759 restricted stock awards to receive common stock in the Company and options to purchase up to 595,676 shares of Company common stock at an exercise price of $2.47 per share (the closing price on May 17, 2024), under the Company’s Amended and Restated 2021 Omnibus Equity Incentive Plan. Notwithstanding the Merger, Nexcella Shares held by former stockholders of Nexcella who (a) do not request the delivery of a certificate of their Merger Consideration Shares, (b) perfect their rights to appraisal of such Nexcella Shares in accordance with Section 262 of the DGCL and (c) do not thereafter withdraw their potential request for appraisal of such Nexcella Shares or otherwise lose or waive their appraisal rights, in each case in accordance with the DGCL, shall represent the right to receive from the Company such payment as the holders thereof may be entitled to receive as determined by the Delaware Court of Chancery in an appraisal proceeding. A copy of the Certificate of Merger is attached hereto as Exhibit 4.1.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
4.1	Certificate of Ownership and Merger

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immix Biopharma, Inc.

Dated: May 20, 2024	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer

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